Exhibit 99.1

FOR IMMEDIATE RELEASE
July 15, 2026

FOR ADDITIONAL INFORMATION, PLEASE CONTACT MARK A. GOOCH, CHAIRMAN, PRESIDENT, AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3229

Pikeville, Kentucky:

Community Trust Bancorp, Inc. reports RECORD earnings for the 2nd quarter 2026

Earnings Summary

(in thousands except per share data)	2Q 2026	1Q 2026	2Q 2025	YTD 2026	YTD 2025
Net income	$29,623	$27,192	$24,899	$56,815	$46,871
Earnings per share	$1.64	$1.51	$1.38	$3.15	$2.60
Earnings per share - diluted	$1.64	$1.50	$1.38	$3.14	$2.60

Return on average assets	1.74%	1.65%	1.58%	1.70%	1.51%
Return on average equity	13.40%	12.62%	12.51%	13.01%	12.01%
Efficiency ratio	47.99%	48.72%	50.70%	48.35%	51.26%
Tangible common equity	11.93%	12.07%	11.72%

Dividends declared per share	$0.53	$0.53	$0.47	$1.06	$0.94
Book value per share	$49.10	$47.99	$44.57

Weighted average shares	18,064	18,049	18,012	18,056	18,004
Weighted average shares - diluted	18,099	18,080	18,036	18,090	18,029

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved record earnings for the second quarter 2026 of $29.6 million, or $1.64 per basic earnings per share, compared to $27.2 million, or $1.51 per basic share, earned during the first quarter 2026 and $24.9 million, or $1.38 per basic share, earned during the second quarter 2025.  Total revenue for the quarter was $4.3 million above prior quarter and $8.3 million above prior year same quarter.  Net interest income for the quarter increased $2.1 million compared to prior quarter and $6.8 million compared to prior year same quarter, and noninterest income increased $2.2 million compared to prior quarter and $1.4 million compared to prior year same quarter.  Our provision for credit losses for the quarter increased $0.5 million from prior quarter and $0.7 million from prior year same quarter.  Noninterest expense increased $0.8 million compared to prior quarter and $1.7 million compared to prior year same quarter.  Earnings for the six months ended June 30, 2026 were $56.8 million, or $3.15 per basic share, compared to $46.9 million, or $2.60 per basic share, for the same period prior year.

2nd Quarter 2026 Highlights

  Net interest income for the quarter of $60.9 million was $2.1 million, or 3.6%, above prior quarter and $6.8 million, or 12.7%, above prior year same quarter, as our net interest margin increased 1 basis point from prior quarter and 16 basis points from prior year same quarter.

  Provision for credit losses at $2.8 million for the quarter increased $0.5 million from prior quarter and $0.7 million from prior year same quarter.

  Noninterest income for the quarter of $17.6 million was $2.2 million, or 14.2%, above prior quarter and $1.4 million, or 8.8%, above prior year same quarter.

  Noninterest expense for the quarter of $37.4 million was $0.8 million, or 2.3%, above prior quarter and $1.7 million, or 4.8%, above prior year same quarter.

  Our loan portfolio at $5.1 billion increased $134.1 million, an annualized 10.8%, for the quarter and $423.1 million, or 9.0%, from June 30, 2025.

  We had net loan charge-offs of $0.9 million, an annualized 0.07% of average loans, for the quarter compared to $1.3 million, an annualized 0.11% of average loans, for prior quarter and $1.4 million, an annualized 0.12% of average loans, for the second quarter 2025.

  Our total nonperforming loans at $29.7 million at June 30, 2026 increased $9.0 million for the quarter and $5.4 million from June 30, 2025.  Nonperforming assets at $33.3 million increased $9.2 million for the quarter and $4.0 million from June 30, 2025.

  Deposits, including repurchase agreements, at $6.0 billion increased $221.9 million, an annualized 15.5%, for the quarter and $496.8 million, or 9.1%, from June 30, 2025.

  Shareholders’ equity at $891.8 million increased $20.6 million, an annualized 9.5%, for the quarter and $85.0 million, or 10.5%, from June 30, 2025.

Net Interest Income

				Percent Change
				2Q 2026 Compared to:
($ in thousands)	2Q 2026	1Q 2026	2Q 2025	1Q 2026	2Q 2025	YTD 2026	YTD 2025	Percent Change
Components of net interest income:
Income on earning assets	$91,238	$87,755	$85,571	4.0%	6.6%	$178,993	$167,625	6.8%
Expense on interest bearing liabilities	30,349	28,973	31,531	4.7%	(3.8)%	59,322	62,318	(4.8)%
Net interest income	60,889	58,782	54,040	3.6%	12.7%	119,671	105,307	13.6%
TEQ	304	317	283	(4.0)%	7.0%	621	556	11.7%
Net interest income, tax equivalent (non-GAAP)	$61,193	$59,099	$54,323	3.5%	12.6%	$120,292	$105,863	13.6%

Average yield and rates paid:
Earning assets yield	5.68%	5.65%	5.76%	0.5%	(1.3)%	5.66%	5.73%	(1.2)%
Rate paid on interest bearing liabilities	2.64%	2.61%	3.00%	1.0%	(11.9)%	2.63%	3.01%	(12.8)%
Gross interest margin	3.04%	3.04%	2.76%	(0.2)%	10.2%	3.03%	2.72%	11.0%
Net interest margin	3.80%	3.79%	3.64%	0.2%	4.3%	3.79%	3.61%	5.1%

Average balances:
Investment securities	$1,081,411	$1,113,988	$1,002,412	(2.9)%	7.9%	$1,097,610	$1,024,062	7.2%
Loans	$5,051,165	$4,934,257	$4,668,001	2.4%	8.2%	$4,993,034	$4,600,919	8.5%
Earning assets	$6,464,479	$6,327,329	$5,983,093	2.2%	8.0%	$6,396,283	$5,915,965	8.1%
Interest-bearing liabilities	$4,610,459	$4,494,829	$4,215,573	2.6%	9.4%	$4,552,963	$4,177,225	9.0%

Net interest income for the quarter of $60.9 million was $2.1 million, or 3.6%, above prior quarter and $6.8 million, or 12.7%, above prior year same quarter, as our net interest margin, on a fully tax equivalent basis, increased 1 basis point from prior quarter and 16 basis points from prior year same quarter.  Our quarterly average earning assets increased $137.2 million, an annualized 2.2%, from prior quarter and $481.4 million, or 8.0%, from prior year same quarter.  Our yield on average earning assets increased 3 basis points from prior quarter but decreased 8 basis points from prior year same quarter, while our cost of funds increased 3 basis points from prior quarter but decreased 36 basis points from prior year same quarter.  Our ratio of average loans to deposits, including repurchase agreements, for the quarter remained at 87.2% from prior quarter compared to 86.6% for same quarter prior year.  Net interest income for the six months ended June 30, 2026 at $119.7 million was $14.4 million, or 13.6%, above same period prior year.

Provision for Credit Losses

Our provision for credit losses at $2.8 million for the quarter increased $0.5 million from prior quarter and $0.7 million from prior year same quarter.  Of the provision for the quarter, $2.6 million was attributable to the allowance for credit losses, with an additional expense of $174 thousand recognized in the provision for unfunded commitments.  Provision for credit losses for the six months ended June 30, 2026 at $5.1 million was $0.6 million below same period prior year.

Noninterest Income

				Percent Change
				2Q 2026 Compared to:
($ in thousands)	2Q 2026	1Q 2026	2Q 2025	1Q 2026	2Q 2025	YTD 2026	YTD 2025	Percent Change
Deposit related fees	$7,657	$7,155	$7,350	7.0%	4.2%	$14,812	$14,172	4.5%
Trust and wealth management income	4,724	4,462	4,092	5.9%	15.4%	9,186	8,073	13.8%
Gains on sales of loans	61	51	77	18.7%	(21.0)%	112	124	(9.8)%
Loan related fees	1,146	1,039	1,249	10.2%	(8.3)%	2,185	2,214	(1.3)%
Bank owned life insurance revenue	1,188	1,714	1,102	(30.7)%	7.9%	2,902	2,137	35.8%
Brokerage revenue	528	520	526	1.5%	0.3%	1,048	1,020	2.8%
Other	2,295	473	1,775	385.6%	29.3%	2,768	3,328	(16.8)%
Total noninterest income	$17,599	$15,414	$16,171	14.2%	8.8%	$33,013	$31,068	6.3%

Noninterest income for the quarter of $17.6 million was $2.2 million, or 14.2%, above prior quarter and $1.4 million, or 8.8%, above prior year same quarter.  The variance quarter over quarter was primarily the result of increases in net securities gains ($1.4 million), deposit related fees ($0.5 million), and trust and wealth management income ($0.3 million).  Year over year increases for the quarter included net securities gains ($0.8 million), deposit related fees ($0.3 million), and trust and wealth management income ($0.6 million).  The variances in securities gains resulted primarily from changes in the valuation of our equity securities, as we converted a portion of Visa Class B stock to Class C.  Noninterest income for the six months ended June 30, 2026 of $33.0 million was $1.9 million, or 6.3%, above prior year same period.

Noninterest Expense

				Percent Change
				2Q 2026 Compared to:
($ in thousands)	2Q 2026	1Q 2026	2Q 2025	1Q 2026	2Q 2025	YTD 2026	YTD 2025	Percent Change
Salaries	$13,923	$13,629	$13,667	2.2%	1.9%	$27,552	$26,936	2.3%
Employee benefits	9,297	8,476	7,987	9.7%	16.4%	17,773	14,836	19.8%
Net occupancy and equipment	3,367	3,699	3,172	(9.0)%	6.1%	7,066	6,612	6.9%
Data processing	2,851	2,955	3,326	(3.5)%	(14.3)%	5,806	6,185	(6.1)%
Legal and professional fees	1,084	1,164	1,001	(6.9)%	8.3%	2,248	2,226	1.0%
Advertising and marketing	841	700	765	20.1%	9.9%	1,541	1,438	7.1%
Taxes other than property and payroll	619	617	573	0.3%	7.9%	1,236	1,102	12.2%
Other	5,388	5,297	5,172	1.7%	4.2%	10,685	10,536	1.4%
Total noninterest expense	$37,370	$36,537	$35,663	2.3%	4.8%	$73,907	$69,871	5.8%

Noninterest expense for the quarter of $37.4 million was $0.8 million, or 2.3%, above prior quarter and $1.7 million, or 4.8%, above prior year same quarter. The quarter over quarter increase primarily resulted from an increase in salaries ($0.3 million) and employee benefits ($0.8 million), partially offset by a decrease in net occupancy and equipment expense ($0.3 million).  The increase in employee benefits included increases in bonuses and incentives ($0.2 million) and the cost of group medical and life insurance expense ($0.8 million).  The year over year increase for the quarter primarily resulted from increases in salaries ($0.3 million) and employee benefits ($1.3 million), including an increase in the cost of group medical and life insurance expense ($2.0 million) partially offset by a decrease in bonuses and incentives ($0.5 million).  Noninterest expense for the six months ended June 30, 2026 of $73.9 million was $4.0 million, or 5.8%, above prior year same period.

Balance Sheet Review

Total Loans

				Percent Change
				2Q 2026 Compared to:
($ in thousands)	2Q 2026	1Q 2026	2Q 2025	1Q 2026	2Q 2025
Commercial nonresidential real estate	$1,005,462	$994,914	$913,463	1.1%	10.1%
Commercial residential real estate	599,454	596,948	559,906	0.4%	7.1%
Hotel/motel	528,697	507,243	477,175	4.2%	10.8%
Other commercial	463,901	440,980	432,021	5.2%	7.4%
Total commercial	2,597,514	2,540,085	2,382,565	2.3%	9.0%

Residential mortgage	1,289,157	1,245,759	1,112,672	3.5%	15.9%
Home equity loans/lines	195,270	191,178	177,135	2.1%	10.2%
Total residential	1,484,427	1,436,937	1,289,807	3.3%	15.1%

Consumer indirect	903,125	873,980	878,506	3.3%	2.8%
Consumer direct	139,865	139,819	150,915	0.0%	(7.3)%
Total consumer	1,042,990	1,013,799	1,029,421	2.9%	1.3%

Total loans	$5,124,931	$4,990,821	$4,701,793	2.7%	9.0%

Total Deposits and Repurchase Agreements

				Percent Change
				2Q 2026 Compared to:
($ in thousands)	2Q 2026	1Q 2026	2Q 2025	1Q 2026	2Q 2025
Noninterest bearing deposits	$1,259,364	$1,262,835	$1,258,205	(0.3)%	0.1%
Interest bearing deposits
Interest checking	188,978	190,769	173,795	(0.9)%	8.7%
Money market savings	1,963,115	1,917,509	1,820,230	2.4%	7.8%
Savings accounts	497,390	508,553	508,467	(2.2)%	(2.2)%
Time deposits	1,748,916	1,554,554	1,472,311	12.5%	18.8%
Repurchase agreements	297,094	298,721	225,075	(0.5)%	32.0%
Total interest bearing deposits and repurchase agreements	4,695,493	4,470,106	4,199,878	5.0%	11.8%
Total deposits and repurchase agreements	$5,954,857	$5,732,941	$5,458,083	3.9%	9.1%

CTBI’s total assets at $7.0 billion increased $248.2 million, or 14.8% annualized, for the quarter and $598.4 million, or 9.4%, from June 30, 2025.  Loans outstanding at $5.1 billion increased $134.1 million, an annualized 10.8%, for the quarter and $423.1 million, or 9.0%, from June 30, 2025.  The increase in loans for the quarter included a $57.4 million increase in the commercial loan portfolio, a $47.5 million increase in the residential loan portfolio, a $29.1 million increase in the consumer indirect loan portfolio, and a $0.1 million increase in the consumer direct loan portfolio.  CTBI’s investment portfolio at $1.1 billion decreased $35.6 million, an annualized 13.1%, for the quarter as management allocated investment maturities into the loan portfolio but increased $56.9 million, or 5.7%, from June 30, 2025.  Deposits in other banks increased $183.4 million for the quarter and $131.8 million from June 30, 2025.

Deposits, including repurchase agreements, at $6.0 billion increased $221.9 million, an annualized 15.5%, for the quarter and $496.8 million, or 9.1%, from June 30, 2025.  CTBI is not dependent on any one customer or group of customers for their source of deposits.  As of June 30, 2026, two customers accounted for over 3% each (3.5% and 3.1%) of our $5.7 billion in deposits.  Only these two customer relationships accounted for more than 1% each of our deposits.

Shareholders’ equity at $891.8 million increased $20.6 million, an annualized 9.5%, for the quarter and $85.0 million, or 10.5%, from June 30, 2025.  Net unrealized losses on securities, net of deferred taxes, were $68.4 million at June 30, 2026, compared to $68.0 million at March 31, 2026 and $80.6 million at June 30, 2025.  CTBI’s annualized dividend yield to shareholders as of June 30, 2026 was 2.93%.

Asset Quality

Our total nonperforming loans at $29.7 million at June 30, 2026 increased $9.0 million for the quarter and $5.4 million from June 30, 2025.  Nonaccrual loans at $10.8 million decreased $0.3 million from prior quarter and $5.1 million from June 30, 2025.  Accruing loans 90+ days past due at $19.0 million increased $9.4 million from prior quarter and $10.5 million from June 30, 2025, as a well secured $8.7 million commercial relationship in the process of collection moved from the 30-89 days past due category during the quarter.  Accruing loans 30-89 days past due at $20.3 million decreased $4.5 million from prior quarter but increased $0.2 million from June 30, 2025.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

We had net loan charge-offs of $0.9 million, an annualized 0.07% of average loans, for the quarter compared to $1.3 million, an annualized 0.11% of average loans, for prior quarter and $1.4 million, an annualized 0.12% of average loans, for the second quarter 2025.  Of the net charge-offs for the quarter, $0.2 million were in commercial loans, $0.5 million were in consumer indirect loans, and $0.2 million were in consumer direct loans.  Net loan charge-offs for the six months ended June 30, 2026 were $2.2 million, or an annualized 0.09% of average loans, compared to $2.9 million, or an annualized 0.13% of average loans, for the same period prior year.

Allowance for Credit Losses

Our reserve coverage (allowance for credit losses to nonperforming loans) at June 30, 2026 was 211.8% compared to 295.8% at March 31, 2026 and 237.1% at June 30, 2025.  Our allowance for credit losses as a percentage of total loans outstanding at June 30, 2026 remained at 1.23% from March 31, 2026 and June 30, 2026.  The table below shows the changes in components of the allowance for credit losses during the second quarter 2026:

Beginning balance	$61,321
New loan volume	5,097
Changes in existing loan balances	(546)
Loans exiting	(2,904)
Historical loss rate	245
Qualitative factors	(246)
Other changes	34
Ending balance	$63,001

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. CTBI’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.”  These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of epidemics, pandemics, or other infectious disease outbreaks; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the resolution of legal proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $7.0 billion, is headquartered in Pikeville, Kentucky and has 69 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2026
(in thousands except per share data and # of employees)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Interest income	$91,238	$87,755	$85,571	$178,993	$167,625
Interest expense	30,349	28,973	31,531	59,322	62,318
Net interest income	60,889	58,782	54,040	119,671	105,307
Provision for credit losses	2,771	2,311	2,094	5,082	5,662

Gains on sales of loans	61	51	77	112	124
Deposit related fees	7,657	7,155	7,350	14,812	14,172
Trust and wealth management income	4,724	4,462	4,092	9,186	8,073
Loan related fees	1,146	1,039	1,249	2,185	2,214
Securities gains (losses)	924	(488)	150	436	630
Other noninterest income	3,087	3,195	3,253	6,282	5,855
Total noninterest income	17,599	15,414	16,171	33,013	31,068

Personnel expense	23,220	22,105	21,654	45,325	41,772
Occupancy and equipment	3,367	3,699	3,172	7,066	6,612
Data processing expense	2,851	2,955	3,326	5,806	6,185
FDIC insurance premiums	751	744	688	1,495	1,377
Other noninterest expense	7,181	7,034	6,823	14,215	13,925
Total noninterest expense	37,370	36,537	35,663	73,907	69,871

Net income before taxes	38,347	35,348	32,454	73,695	60,842
Income taxes	8,724	8,156	7,555	16,880	13,971
Net income	$29,623	$27,192	$24,899	$56,815	$46,871

Memo: TEQ interest income	$91,542	$88,072	$85,854	$179,614	$168,181

Average shares outstanding	18,064	18,049	18,012	18,056	18,004
Diluted average shares outstanding	18,099	18,080	18,036	18,090	18,029
Basic earnings per share	$1.64	$1.51	$1.38	$3.15	$2.60
Diluted earnings per share	$1.64	$1.50	$1.38	$3.14	$2.60
Dividends per share	$0.53	$0.53	$0.47	$1.06	$0.94

Average balances:
Loans	$5,051,165	$4,934,257	$4,668,001	$4,993,034	$4,600,919
Earning assets	6,464,479	6,327,329	5,983,093	6,396,283	5,915,965
Total assets	6,817,407	6,669,401	6,313,922	6,743,813	6,245,536
Deposits, including repurchase agreements	5,793,767	5,661,967	5,387,923	5,728,231	5,332,715
Interest bearing liabilities	4,610,459	4,494,829	4,215,573	4,552,963	4,177,225
Shareholders' equity	886,914	873,726	798,536	880,356	786,787

Performance ratios:
Return on average assets	1.74%	1.65%	1.58%	1.70%	1.51%
Return on average equity	13.40%	12.62%	12.51%	13.01%	12.01%
Yield on average earning assets (tax equivalent)	5.68%	5.65%	5.76%	5.66%	5.73%
Cost of interest bearing funds (tax equivalent)	2.64%	2.61%	3.00%	2.63%	3.01%
Net interest margin (tax equivalent)	3.80%	3.79%	3.64%	3.79%	3.61%
Efficiency ratio (tax equivalent)	47.99%	48.72%	50.70%	48.35%	51.26%

Loan charge-offs	$2,112	$2,686	$2,528	$4,798	$5,250
Recoveries	(1,195)	(1,368)	(1,175)	(2,563)	(2,322)
Net charge-offs	$917	$1,318	$1,353	$2,235	$2,928

Market Price:
High	$73.22	$65.79	$53.82	$73.22	$56.96
Low	$60.40	$56.05	$44.60	$56.05	$44.60
Close	$72.36	$60.72	$52.92	$72.36	$52.92

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2026
(in thousands except per share data and # of employees)

	As of	As of	As of
	June 30, 2026	March 31, 2026	June 30, 2025
Assets:
Loans	$5,124,931	$4,990,821	$4,701,793
Allowance for credit losses	(63,001)	(61,321)	(57,825)
Net loans	5,061,930	4,929,500	4,643,968
Loans held for sale	-	73	345
Securities AFS	1,051,681	1,088,205	994,990
Equity securities at fair value	4,578	3,666	4,410
Other equity investments	10,412	10,087	14,440
Other earning assets	452,627	269,178	320,830
Cash and due from banks	63,815	91,572	76,556
Premises and equipment	53,065	53,114	52,118
Right of use asset	14,957	14,999	15,210
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	210,816	215,284	202,581
Total Assets	$6,989,371	$6,741,168	$6,390,938

Liabilities and Equity:
Interest bearing checking	$188,978	$190,769	$173,795
Savings deposits	2,460,505	2,426,062	2,328,697
CD's >=$100,000	1,107,635	959,996	875,835
Other time deposits	641,281	594,558	596,476
Total interest bearing deposits	4,398,399	4,171,385	3,974,803
Noninterest bearing deposits	1,259,364	1,262,835	1,258,205
Total deposits	5,657,763	5,434,220	5,233,008
Repurchase agreements	297,094	298,721	225,075
Other interest bearing liabilities	64,448	64,512	64,705
Lease liability	16,000	15,995	16,087
Other noninterest bearing liabilities	62,239	56,475	45,194
Total liabilities	6,097,544	5,869,923	5,584,069
Shareholders' equity	891,827	871,245	806,869
Total Liabilities and Equity	$6,989,371	$6,741,168	$6,390,938

Ending shares outstanding	18,164	18,156	18,105

30 - 89 days past due loans	$20,301	$24,800	$20,055
90 days past due loans	18,951	9,599	8,449
Nonaccrual loans	10,794	11,132	15,937
Foreclosed properties	3,517	3,348	4,857

Community bank leverage ratio	13.89%	13.91%	13.80%
Tangible equity to tangible assets ratio	11.93%	12.07%	11.72%
FTE employees	970	974	937